UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 8, 2011

Bacterin International Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34951	20-5313323
(Commission File Number)	(IRS Employer Identification No.)

600 Cruiser Lane Belgrade, Montana	59714
(Address of Principal Executive Offices)	(Zip Code)

(406) 388-0480
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement

On July 11, 2011, the Company signed an Asset Purchase Agreement (“Agreement”) with Robinson MedSurg, LLC (“Seller”), a company engaged in the manufacture, distribution and sale of implantable medical devices for maxillofacial, craniofacial and orthopedic uses.  Under the terms of the Agreement, the Company purchased certain assets from Seller, as described in the Agreement, for $1 million in common stock of the Company.  In addition, the Company agreed to pay Seller an additional $500,000 in common stock when gross revenue from the sale of products resulting from the purchased assets (“Products”) equals or exceeds $1 million, and an additional $500,000 in common stock when gross revenue from the sale of Products equals or exceeds $2 million, provided that such gross revenue thresholds are achieved within 2 years.  The Company also engaged the sole member of Seller as a consultant.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.17 and incorporated by reference herein.

ITEM 2.01      Completion of Acquisition or Disposition of Assets

The information contained in Item 1.01 of this Form 8-K is incorporated by reference into this Item 2.01.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Our Certificate of Incorporation was amended pursuant to a vote of our shareholders at our Annual Meeting held on July 8, 2011.  The amendment authorizes the classification of our Board of Directors into three classes with staggered terms and was proposed in our proxy statement filed with the Securities and Exchange Commission on June 8, 2011.  The amendment was effective when filed with the Delaware Secretary of State on July 11, 2011 and is attached hereto as Exhibit 3.1.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

We held our annual meeting of stockholders at 2:30 p.m. local time on July 8, 2011 at the offices of Granus Financial, 1120 Avenue of the Americas, 4th Floor, New York, NY 10036 to vote on the following matters:

1.	Classified Board Amendment

An amendment to the Company’s certificate of incorporation to authorize the classification of the Company’s Board of Directors into three classes with staggered terms was approved according to the voting results listed below:

For	Against	Abstain

21,251,525	217,862	2,540

2.	Election of Directors

All of the following nominees were elected to the Company’s Board of Directors in either Class I, Class II or Class III, with Class I directors to serve until the 2012 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, Class II directors to serve until the 2013 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, and Class III directors to serve until the 2014 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

	Nominee	For	Withheld
Class I	Guy Cook	20,849,266	622,661
Class I	Mitchell Godfrey	21,299,280	172,647
Class II	Kent Swanson	20,849,430	622,497
Class III	Michael Lopach	20,864,430	607,497
Class III	Jon Wickwire	20,849,430	622,497

3.	Ratification of the Company’s Independent Auditors

Stockholders ratified the appointment of Ehrhardt, Keefe, Steiner & Hottman PC as the independent auditors of the Company for the fiscal year ended December 31, 2011, in accordance with the voting results listed below.

For	Against	Abstain

24,032,811	84,678	22,486

4.	Approval of Amended and Restated Bacterin International Equity Incentive Plan

Stockholders approved the amendment to the Company’s Equity Incentive Plan to increase the number of shares of the Company’s common stock reserved for issuance under the plan to 9,000,000 shares, in accordance with the voting results listed below.

For	Against	Abstain

20,604,318	789,109	78,500

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Bacterin International Holdings, Inc., filed with the Secretary of State of the State of Delaware on July 11, 2011

10.17	Asset Purchase Agreement between the Company and Robinson MedSurg, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2011	BACTERIN INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Guy S. Cook
	Name:	Guy S. Cook
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of Bacterin International Holdings, Inc., filed with the Secretary of State of the State of Delaware on July 11, 2011

10.17	Asset Purchase Agreement between the Company and Robinson MedSurg, LLC